UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

THE ALGER FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alger Growth Opportunities Fund

c/o The Alger Funds
360 Park Avenue South
New York, New York 10010

June 10, 2015

Dear Shareholder:

A special meeting of shareholders of Alger Growth Opportunities Fund (the "Fund"), a series of The Alger Funds, will be held at the offices of Fred Alger Management, Inc. ("Alger Management"), 360 Park Avenue South, New York, New York 10010, on Wednesday, July 29, 2015, at 1:00 p.m. (Eastern time), to vote on the following proposal in connection with the implementation of proposed changes to the Fund's investment strategy, as described below:

1.  To approve changing the Fund's fundamental investment policy regarding concentration of investments.

2.  To transact such other business as may properly come before the meeting and any adjournments thereof.

Currently, the Fund invests primarily in the stock of small, fast-growing companies that Alger Management believes offer innovative products, services or technologies to a rapidly-expanding marketplace. On March 5, 2015, the Fund's Board of Trustees (the "Board") approved changing the Fund's investment strategy. As a result, as of the Effective Date (as defined below), the Fund normally will invest at least 80% of its net assets in equity securities of companies that, at the time of purchase of the securities, have total market capitalization within the range of companies included in the Russell 2000 Growth Index, as reported by the index as of the most recent quarter-end. In addition, subject to shareholder approval of Proposal 1, under normal market conditions, the Fund will invest at least 25% of its total assets in technology companies focused in the fields of medicine and information. We define technology companies as companies engaged in the following industries: information technology services; biotechnology; health care technology; communications equipment; electronic equipment, instruments and components; health care equipment and supplies; internet software and services; life sciences tools and services; software; health care providers and services; technology hardware, storage and peripherals; pharmaceuticals; and semiconductors and semiconductor equipment. The Fund's investment objective, which is to seek long-term capital appreciation, will not change.

The Board has also approved, in connection with changing the Fund's investment strategy, changing the Fund's name to "Alger Small Cap Focus Fund" and changing the Fund's benchmark index to the Russell 2000 Growth Index from the Russell 2500 Growth Index.

Shareholders are being asked to approve changing the Fund's fundamental investment policy regarding concentration of investments in connection with changing the Fund's investment strategy and the other changes referenced above. The proposed change relating to concentration would provide the Fund's portfolio manager with greater investment flexibility to construct a portfolio based on fewer holdings, and thus driven by high conviction ideas. Although there are additional risks presented by the proposed change, Alger Management believes that the proposed change would provide the Fund with the potential for higher total returns. Fund management also believes that the proposed change to the Fund could attract additional shareholders and assets for the Fund. This would make the Fund more competitive, promote more efficient portfolio management, provide greater liquidity and lower the Fund's expenses by spreading the Fund's fixed costs over a larger asset base. If shareholders approve Proposal 1 as set forth in the enclosed Proxy Statement, the proposed change will take effect on August 7, 2015 or as soon as reasonably practicable thereafter (the "Effective Date").

The Board recommends that you vote "FOR" Proposal 1. However, before you vote, please read the full text of the proxy statement for an explanation of Proposal 1.

Your vote is extremely important, no matter how large or small your Fund holdings.

To vote, you may use any of the following methods:

•  By Mail. Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.

•  By Internet. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.

•  By Telephone. Have your proxy card available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the recorded instructions.

•  In Person. Any shareholder who attends the meeting in person may vote by ballot at the meeting.

Further information about Proposal 1 is contained in the enclosed materials, which you should review carefully before you vote. If you have any questions about Proposal 1, please call Okapi Partners LLC at 877-279-2311.

Sincerely,

Hal Liebes
President

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IMPORTANT NEWS
FOR FUND SHAREHOLDERS

While we encourage you to read the full text of the enclosed Proxy Statement, for your convenience, we have provided a brief overview of the matters to be voted on.

Questions and Answers

Q.  Why am I receiving this Proxy Statement?

A.  As a shareholder of Alger Growth Opportunities Fund (the "Fund"), a series of The Alger Funds (the "Trust"), you are being asked by the Fund's Board of Trustees (the "Board") to vote on a proposal.

Q.  What am I being asked to vote "FOR" in this Proxy Statement?

A.  Shareholders are being asked to approve a proposal in connection with the implementation of proposed changes to the Fund's investment strategy, as discussed below and in greater detail in the enclosed Proxy Statement. Specifically, shareholders are being asked to approve changing the Fund's fundamental investment policy regarding concentration of investments (Proposal 1).

Proposal 1 cannot be effected without shareholder approval. The Board has approved Proposal 1, believes it is in shareholders' best interests and recommends that you approve it as well.

Q:  Why is the Board recommending approval of the proposal?

A:  On February 2, 2015, Amy Y. Zhang joined Alger Management as the new portfolio manager of the Fund. Ms. Zhang has extensive experience as a portfolio manager investing in small capitalization companies with an investment process based on in-depth fundmental research.

On March 5, 2015, the Board approved changing the Fund's investment strategy. As a result, as of the Effective Date (as defined in the enclosed Proxy Statement), the fund normally will invest at least 80% of its net assets in equity securities of companies that, at the time of purchase of the securities, have total market capitalization within the range of companies included in the Russell 2000 Growth Index, as reported by the index as of the most recent quarter-end. In addition, subject to shareholder approval of Proposal 1, under normal market conditions, the Fund will invest at least 25% of its total assets in technology companies focused in the fields of medicine and information. We define technology companies as companies engaged in the following industries: information technology services; biotechnology; health care technology; communications equipment; electronic equipment, instruments and components; health care equipment and supplies; internet software and services; life sciences tools and services; software; health care providers and services; technology hardware, storage and peripherals; pharmaceuticals; and semiconductors and semiconductor equipment. The Board also has approved, in connection with changing the fund's investment strategy, changing the fund's name to "Alger Small Cap Focus Fund" and changing the fund's benchmark index from the Russell 2500 Growth Index to the Russell 2000 Growth Index.

Shareholders are being asked to approve Proposal 1 in connection with changing the Fund's investment strategy and the other changes referenced above. The proposed change relating to concentration would provide the Fund's portfolio manager with greater investment flexibility to construct a portfolio based on fewer holdings, and thus driven by high conviction ideas. Although there are additional risks presented by the proposed change, Alger Management believes that the proposed change would provide the Fund with the potential for higher total returns. Fund management also believes that the proposed change to the Fund could attract additional shareholders and assets for the Fund. This would make the Fund more competitive,

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promote more efficient portfolio management, provide greater liquidity and lower the Fund's expenses by spreading the Fund's fixed costs over a larger asset base.

Q.  Will my vote make a difference?

A.  Yes. Your vote is important and makes a difference in the governance of the Fund, no matter how many shares you own. Your vote will help ensure that Proposal 1 can be implemented. We encourage all shareholders to participate in the governance of the Fund.

Q.  Is the Trust paying for preparation, printing and mailing of these proxy materials?

A.  No. Fred Alger Management, Inc., the Fund's investment adviser, will bear such costs.

Q.  Who do I call if I have questions?

A.  If you need any assistance, or have any questions regarding Proposal 1 or how to vote your shares, please call Okapi Partners LLC at 877-279-2311.

Q.  How do I vote my shares?

A.  You can vote your shares in person at the shareholder meeting, or by completing, signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the proxy card or over the Internet by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide.

It is important that you vote promptly.

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Alger Growth Opportunities Fund

c/o The Alger Funds
360 Park Avenue South
New York, New York 10010

Notice of Special Meeting of Shareholders

To be held on July 29, 2015

A special meeting (the "Meeting") of the shareholders of Alger Growth Opportunities Fund (the "Fund"), a series of The Alger Funds, a Massachusetts business trust, will be held at the offices of Fred Alger Management, Inc. ("Alger Management"), 360 Park Avenue South, New York, New York 10010, on Wednesday, July 29, 2015, at 1:00 p.m. (Eastern time), for the following purposes:

1.  To approve changing the Fund's fundamental investment policy regarding concentration of investments.

2.  To transact such other business as may properly come before the Meeting and any adjournments thereof.

The Fund's Board of Trustees recommends that you vote "FOR" Proposal 1.

Shareholders of record on May 29, 2015 are entitled to vote at the Meeting and at any adjournments or postponements thereof. You should be aware that Alger Management, its employees and its affiliates own or have voting authority over approximately 18% of the Fund's outstanding voting securities (as of April 30, 2015), and such shares are expected to be voted in favor of Proposal 1. If approved, the proposal will take effect on August 7, 2015 or as soon as reasonably practicable thereafter.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO OKAPI PARTNERS LLC, 437 MADISON AVENUE, 28TH FLOOR, NEW YORK, NEW YORK 10022, IN THE PREPAID RETURN ENVELOPE ENCLOSED FOR YOUR USE OR OTHERWISE VOTE PROMPTLY BY TELEPHONE OR INTERNET.

By Order of the Board of Trustees,

Lisa A. Moss

Secretary

June 10, 2015
New York, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 29, 2015

The notice of Special Meeting of Shareholders, proxy statement and form of proxy are available to you at www.okapivote.com/AlgerFunds. You are encouraged to review all of the information contained in the proxy materials before voting.

To obtain directions to attend the Special Meeting and vote in person, please call 877-279-2311.

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INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and may minimize the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1.  Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.  Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.  All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp.	ABC Corp., John Doe, Treasurer
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe
Custodian or Estate Accounts
(1) John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith, Executor, Estate of Jane Smith	John B. Smith, Executor

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Alger Growth Opportunities Fund

c/o The Alger Funds
360 Park Avenue South
New York, New York 10010

PROXY STATEMENT

Special Meeting of Shareholders
To be held on July 29, 2015

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of The Alger Funds (the "Trust"), a Massachusetts business trust, of proxies to be voted at the special meeting (the "Meeting") of shareholders of Alger Growth Opportunities Fund (the "Fund"), a series of the Trust, to be held on Wednesday, July 29, 2015, at 1:00 p.m. (Eastern time), at the offices of Fred Alger Management, Inc. ("Alger Management"), 360 Park Avenue South, New York, New York 10010, and at any and all adjournments or postponements thereof. The Meeting will be held for the purposes set forth in the accompanying Notice.

This Proxy Statement and the accompanying Notice of Special Meeting and form of proxy were sent to shareholders on or about June 10, 2015. Shareholders of record at the close of business on May 29, 2015 (the "Record Date") are entitled to vote at the Meeting. Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shareholders of the Fund will vote as a single class.

The number of shares of the Fund outstanding on the Record Date and the net assets of the Fund as of that date are shown in Appendix A.

Please complete, sign, date and return the proxy card included with this Proxy Statement, or vote by telephone or over the Internet. If you vote by telephone or over the Internet, you will be asked to enter a unique code that has been assigned to you, which is printed on your proxy card. This code is designed to confirm your identify, provide access into the voting sites and confirm that your instructions are properly recorded.

All properly executed proxies received prior to the Meeting will be voted at the Meeting. On the matters coming before the Meeting as to which a shareholder has specified a choice on that shareholder's proxy, the shares will be voted accordingly. If a proxy is properly executed and returned and no choice is specified with respect to Proposal 1, the shares will be voted "FOR" Proposal 1. Shareholders who execute proxies may revoke them with respect to any or all such proposals at any time before a vote is taken on a proposal by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Vote Required and Manner of Voting Proxies

A quorum of shareholders of the Fund, consisting of a majority of the outstanding shares entitled to vote on Proposal 1, is required to take action on the proposal at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election, who are employees of the proxy solicitor engaged by the Fund's investment adviser, Alger Management, will determine whether or not a quorum is present at the Meeting. The inspectors of election will treat abstentions and "broker non-votes" (i.e., shares held by brokers or nominees, typically in "street name," as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

If you hold your shares directly (not through a broker-dealer, bank or other financial institution or intermediary), and if you return a signed proxy card that does not specify how you wish to vote, your shares will be voted "FOR" Proposal 1.

Broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on Proposal 1 before the Meeting. The New York Stock Exchange (the "NYSE") takes the position that a broker-dealer that is a member of the NYSE and that has not received instructions from a customer or client prior to the date specified in the broker-dealer firm's request for voting instructions may not vote such customer's or client's shares with respect to Proposal 1.

If you hold shares of the Fund through a bank or other financial institution or intermediary (called a service agent), the service agent may be the record holder of your shares. At the Meeting, a service agent will vote shares for which it receives instructions from its customers in accordance with those instructions. A signed proxy card or other authorization by a shareholder that does not specify how the shareholder's shares should be voted on Proposal 1 may be deemed to authorize a service provider to vote such shares in favor of the proposal.

If you beneficially own shares that are held in "street name" through a broker-dealer or that are held of record by a service agent, and if you do not give specific voting instructions for your shares, they may not be voted at all or, as described above, they may be voted in a manner that you may not intend. Therefore, you are strongly encouraged to give your broker-dealer or service agent specific instructions as to how you want your shares to be voted.

Approval of Proposal 1 requires the affirmative vote of a 1940 Act Majority Vote of the outstanding voting securities of the Fund. A "1940 Act Majority Vote" of the outstanding voting securities of the Fund means the affirmative vote of the lesser of (a) 67% or more of the outstanding voting securities of the Fund that are present at the Meeting or represented by proxy (if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present or represented by proxy) or (b) more than 50% of the outstanding voting securities of the Fund. You should be aware that Alger Management, its employees and its affiliates own or have voting authority over approximately 18% of the Fund's outstanding voting securities (as of April 30, 2015), and such shares are expected to be voted in favor of Proposal 1.

Approval of Proposal 1 will occur only if a sufficient number of votes at the Meeting are cast "FOR" Proposal 1. Abstentions and broker non-votes are not considered "votes cast" and, therefore, do not constitute a vote "FOR" Proposal 1. Abstentions and broker non-votes effectively result in a vote "AGAINST" Proposal 1.

The Board, including the Trustees who are not "interested persons" of the Fund (as defined in the 1940 Act (the "Independent Trustees")), unanimously recommends that you vote "FOR" Proposal 1.

INTRODUCTION

Currently, the Fund normally invests primarily in the stock of small, fast-growing companies that Alger Management believes offer innovative products, services or technologies to a rapidly-expanding marketplace. Although the Fund may invest without limit in companies of any size, the Fund focuses on companies that, at the time of purchase of the securities, have a total market capitalization not exceeding the highest market capitalization of companies included in the Russell 2500 Growth Index, as reported by the index as of the most recent quarter-end. This index is designed to track the performance of small and medium capitalization stocks. At March 31, 2015, the highest market capitalization of the companies in this index was $19.2 billion. The Fund currently intends to invest a substantial portion of its assets in a small number of issuers, and may therefore concentrate its holdings in fewer business sectors or industries.

On February 2, 2015, Amy Y. Zhang joined Alger Management as the new portfolio manager of the Fund. Ms. Zhang has extensive experience as a portfolio manager investing in small capitalization companies with an investment process based on in-depth fundmental research.

On March 5, 2015, the Board approved changing the Fund's investment strategy. As a result, as of the Effective Date (as defined below), the Fund normally will invest at least 80% of its net assets in equity securities of companies that, at the time of purchase of the securities, have total market capitalization within the range of companies included in the Russell 2000 Growth Index, as reported by the index as of the most recent quarter-end. In addition, subject to shareholder approval of Proposal 1, under normal market conditions, the Fund will invest at least 25% of its total assets in technology companies focused in the fields of medicine and information. We define technology companies as companies engaged in the following industries: information technology services; biotechnology; health care technology; communications equipment; electronic equipment, instruments and components; health care equipment and supplies; internet software and services; life sciences tools and services; software; health care providers and services; technology hardware, storage and peripherals; pharmaceuticals; and semiconductors and semiconductor equipment. The Adviser believes that there is very little in the field of medicine that does not use some type of medical technology and that has not been affected by new technology. Advances in technology increasingly pervade health care companies through changes in medical and surgical procedures (e.g., angioplasty, joint replacements), drugs (e.g., biologic agents), medical devices (e.g., CT scanners, implantable defibrillators), and new support systems (e.g., electronic medical records and transmission of information, telemedicine). The Fund's investment objective, which is to seek long-term capital appreciation, will not change.

The Board also has approved, in connection with changing the Fund's investment strategy, changing the Fund's name to "Alger Small Cap Focus Fund" and changing its benchmark index to the Russell 2000 Growth Index because that index is more reflective of the manner in which the Fund's assets will be invested.

The Fund commenced operations in March 2008, and its assets currently remain at a relatively low asset level. However, since Ms. Zhang began serving as the Fund's portfolio manager in February 2015, the Fund has experienced net inflows and the Fund's assets have increased by approximately 30% to a total of approximately $18.9 million in assets as of March 31, 2015. The proposed change relating to concentration would provide the Fund's portfolio manager with greater investment flexibility to construct a portfolio based on fewer holdings, and thus driven by high conviction ideas. Although there are additional risks presented by the proposed change, Alger Management believes that the proposed change would provide the Fund with the potential for higher total returns. Alger Management also believes that the proposed changes to the Fund could attract additional shareholders and assets for the Fund. This would make the Fund more competitive, promote more efficient portfolio management, provide greater liquidity and lower the Fund's expenses by spreading the Fund's fixed costs over a larger asset base. Certain of the portfolio securities currently held by the Fund may be sold to implement the proposed change, which would produce transaction costs (to be borne by the Fund). It is anticipated that the amount of securities currently held by the Fund that would be sold to implement the proposed change would not be significant. Alger Management intends to use its best efforts to dispose of portfolio securities in a manner designed to minimize these costs to the extent possible, consistent with best execution. However, such turnover could result in higher taxable distributions to shareholders and lower the Fund's after-tax performance.

Shareholders are being asked to approve Proposal 1 (changing the Fund's fundamental investment policy regarding concentration of investments) in connection with the Fund changing its investment strategy and the other changes referenced above. If Proposal 1 is approved by shareholders, the proposed change will take effect on August 7, 2015 or as soon as reasonably practicable thereafter (the "Effective Date").

The Fund's Proposed Investment Strategy

As of the Effective Date, the Fund normally will invest at least 80% of its net assets in equity securities of companies that, at the time of purchase of the securities, have total market capitalization within the range of companies included in the Russell 2000 Growth Index, as reported by the index as of the most recent quarter-end. The index is a broad-based securities index of small capitalization stocks. At March 31, 2015, the market capitalization of the companies in the index ranged from $28.3 million to $11.4 billion.

Subject to shareholder approval of Proposal 1, under normal market conditions, the Fund will concentrate its holdings in technology companies focused in the fields of medicine and information. We define technology companies as companies engaged in the following industries: information technology services; biotechnology; health care technology; communications equipment; electronic equipment, instruments and components; health care equipment and supplies; internet software and services; life sciences tools and services; software; health care providers and services; technology hardware, storage and peripherals; pharmaceuticals; and semiconductors and semiconductor equipment. From time to time, the Fund may have 25% or more of its total assets invested in any one of these industries.

The Fund will continue to be able to leverage, that is, borrow money to buy additional securities. By borrowing money, the Fund has the potential to increase its returns if the increase in the value of the securities purchased exceeds the cost of borrowing, including interest paid on the money borrowed.

In addition to the current risks of investing in the Fund as described in the Fund's prospectus, as of the Effective Date, the following risks will also apply:

•  the Fund may have substantial holdings in technology companies, and companies in similar industries may be similarly affected by particular economic or market events.

•  since the Fund concentrates its investments in technology companies, the value of the Fund's shares may be more volatile than mutual funds that do not similarly concentrate their investments.

•  because the field of medical techology is subject to substantial government regulation, changes in applicable regulations could adversely affect companies in those industries. In addition, the comparative rapidity of product development and technological advancement in those industries may be reflected in greater volatility of the stocks of companies operating in those areas.

•  companies focused in the field of information technology can be significantly affected by intense competition, aggressive pricing, technological innovations, product obsolescence, patent considerations, product compatibility and consumer preferences.

The change in the Fund's investment strategy with respect to the investment of 80% of its net assets and the changes to the Fund's name and benchmark index do not require shareholder approval and are not contingent upon shareholder approval of Proposal 1. However, changing the Fund's fundamental investment policy regarding concentration of investments is contingent upon shareholder approval of Proposal 1.

PROPOSAL 1: TO APPROVE CHANGING THE FUND'S FUNDAMENTAL INVESTMENT POLICY REGARDING CONCENTRATION OF INVESTMENTS

The Fund, like all registered funds, is required by the 1940 Act to adopt fundamental investment policies governing its practices with respect to concentration of investments, that may only be changed with the prior approval by a 1940 Act Majority Vote of the outstanding voting securities of the Fund. If a fund has stated that it will be concentrated in an industry (or a sector comprised of a group of industries), it must maintain at least 25% of its total assets invested in that industry (or a sector comprised of a group of industries). Similarly, if a fund has not stated that it will be concentrated in an industry, it may not invest more than 25% of its total assets in that industry, although the holdings in that industry may increase to above 25% due to market action and in some other cases.

The Fund's current fundamental investment policy regarding concentration of investments is as follows:

Except as otherwise permitted by the 1940 Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not invest more than 25% of the value of its total assets in the securities of issuers in any single industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities or as otherwise permitted by the SEC.

In Proposal 1, shareholders of the Fund are being asked to approve a revision to the Fund's concentration policy to require the Fund to concentrate in technology companies focused in the fields of medicine and information. This proposed revision would require the Fund, under normal market conditions, to invest at least 25% of its total assets in technology companies focused in the fields of medicine and information. We define technology companies as companies engaged in the following industries: information technology services; biotechnology; health care technology; communications equipment; electronic equipment, instruments and components; health care equipment and supplies; internet software and services; life sciences tools and services; software; health care providers and services; technology hardware, storage and peripherals; pharmaceuticals; and semiconductors and semiconductor equipment. From time to time, the Fund may have 25% or more of its total assets invested in any one of those component industries. If shareholders of the Fund approve Proposal 1, the Fund's fundamental investment policy regarding concentration of investments will be revised to provide as follows:

Except as otherwise permitted by the 1940 Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not invest more than 25% of the value of its total assets in the securities of issuers in any single industry, except that this limitation will not be applicable to the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities or as otherwise permitted by the SEC, and provided that the Fund will invest at least 25% of its total assets in technology companies focused in the fields of medicine and information. For this purpose, technology companies are defined as companies engaged in the following industries: information technology services; biotechnology; health care technology;

communications equipment; electronic equipment, instruments and components; health care equipment and supplies; internet software and services; life sciences tools and services; software; health care providers and services; technology hardware, storage and peripherals; pharmaceuticals; and semiconductors and semiconductor equipment.

Alger Management has recommended the proposed change to the Fund's concentration policy so that the Fund can more effectively invest its portfolio in technology companies focused in the fields of medicine and information. Alger Management believes that Fund shareholders, in the long run, should benefit from a concentrated holding approach that seeks to take advantage of the growth potential of small capitalization companies. Under the proposed policy, the Fund would have the flexibility to go above or below 25% in companies in any one component industry as long as at least 25% of its total assets was invested in technology companies in the aggregate. For example, the Fund could have more than 25% of its total assets in health care equipment and supplies companies, while at other times it could have that portion invested in software companies. At all times, though, the Fund would have at least 25% of its total assets invested in technology companies focused in the fields of medicine and information. Further, Alger Management intends to diversify its investments as appropriate in light of current market and credit conditions, and as otherwise required by the federal securities and tax laws.

If Proposal 1 is not approved by shareholders, the Fund's existing fundamental policy regarding concentration of investments will remain in effect.

To be approved, Proposal 1 must receive a 1940 Act Majority Vote of the outstanding voting securities of the Fund, as such term is defined above in "Vote Required and Manner of Voting Proxies."

The Board, including the Independent Trustees, unanimously recommends that you vote "FOR" Proposal 1.

ADDITIONAL INFORMATION

5% Share Ownership

As of April 30, 2015, the persons listed in Appendix A beneficially owned the amounts indicated of the shares of the classes of the Fund indicated in Appendix A.

Submission of Shareholder Proposals

The Fund does not hold annual meetings of shareholders. A shareholder proposal intended to be presented at a future special meeting of shareholders of the Fund must be received at the offices of the Trust, 360 Park Avenue South, New York, New York 10010, at a reasonable time before the Fund begins to print and mail its proxy materials. Timely submission of a proposal does not guarantee that such proposal will be included in a proxy statement.

Annual Reports

A copy of the Fund's most recent semi-annual and annual reports will be sent to you without charge upon written request to the Trust c/o Fred Alger Management, Inc., 360 Park Avenue South, New York, New York 10010 or by calling 800-992-3863. Copies of the Fund's shareholder reports also are available on the EDGAR Database on the SEC's Internet site at www.sec.gov.

Please note that only one annual report or Proxy Statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or this Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact the Trust at the address and phone number set forth above.

Shareholder Communications

Shareholders who want to communicate with the Board or any individual Trustee should write the Fund to the attention of Secretary, 360 Park Avenue South, New York, New York 10010. The letter should indicate that you are a Fund shareholder. If the communication is intended for a specific Trustee and so indicates, it will be sent only to that Trustee. If a communication does not indicate a specific Trustee it will be sent to the chair of the Nominating Committee and the outside counsel to the Independent Trustees for further distribution as deemed appropriate by such persons.

Additionally, shareholders with complaints or concerns regarding accounting matters may address letters to the Trust's Chief Compliance Officer ("CCO"), 360 Park Avenue South, New York, New York 10010. Shareholders who are uncomfortable submitting complaints to the CCO may address letters directly to the Chair of the Audit Committee of the Board. Such letters may be submitted on an anonymous basis.

Expense of Proxy Solicitation

Alger Management will bear the costs of printing, mailing and soliciting proxies. Such costs are estimated to be approximately $40,000. Solicitation may be made by letter or telephone by officers or employees of the Alger Management, or by dealers and their representatives. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies. Alger Management will reimburse brokerage firms, custodians, banks and fiduciaries for their expenses in forwarding this Proxy Statement and proxy materials to the Fund's shareholders. In addition, Alger Management has retained Okapi Partners LLC ("Okapi Partners"), 437 Madison Avenue, 28th Floor, New York, New York 10022, a proxy solicitation firm, to assist in the solicitation of proxies. Okapi Partners may solicit proxies personally and by telephone.

As the Meeting date approaches, certain shareholders whose votes have not been received may receive telephone calls or other communication from Okapi Partners. Authorizations to permit Okapi Partners to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with applicable law and procedures that the Fund believes are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

Voting Results

The Trust will advise the shareholders of the voting results of the matters voted upon at the Meeting in the 2015 Annual Report to Shareholders. The Trust may make a public announcement of the results of the Meeting if the Board deems it necessary and appropriate.

Notice to Banks, Broker-Dealers and Voting Trustees and Their Nominees

Please advise the Fund whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares.

Investment Manager, Distributor and Administrator

Alger Management, located at 360 Park Avenue South, New York, New York 10010, serves as the Fund's investment manager and, pursuant to a separate Fund Administration Agreement, as the Fund's administrator. Fred Alger & Company, Incorporated, located at 360 Park Avenue South, New York, New York 10010, serves as the Fund's distributor.

General

Management does not intend to present and does not have reason to believe that any other items of business will be presented at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted by the persons acting under the proxies upon such matters in accordance with their judgment of the best interests of the Trust or Fund, as applicable.

A list of shareholders entitled to be present and to vote at the Meeting will be available at the offices of the Trust, 360 Park Avenue South, New York, New York 10010, for inspection by any shareholder during regular business hours beginning ten days prior to the date of the Meeting.

Failure of a quorum to be present at the Meeting will necessitate adjournment. The persons named in the enclosed proxy may also move for an adjournment of the Meeting to permit further solicitation of proxies with respect to Proposal 1 if they determine that adjournment and further solicitation are reasonable and in the best interests of the shareholders. Under the Trust's By-Laws, an adjournment of the Meeting requires the affirmative vote of the shares present in person or represented by proxy at the Meeting.

Please vote promptly by completing, signing and dating the enclosed proxy card and returning it in the accompanying prepaid return envelope OR by following the enclosed instructions to vote by telephone or over the Internet.

Lisa A. Moss
Secretary
June 10, 2015

APPENDIX A: FUND INFORMATION AND SHARE OWNERSHIP

The following table lists the total number of shares outstanding and the net assets of the Fund on April 30, 2015.

Fund	Total Shares Outstanding	Net Assets
—Class A	1,037,575.344	$11,593,010.07
—Class C	497,430.116	$5,154,253.76
—Class I	302,157.223	$3,455,218.97
—Class Z	406,023.906	$4,657,439.16

The following table sets forth information about ownership of Fund shares by Trustees and Trust officers. As of April 30, 2015, the following Trustees and Trust officers owned Fund shares as indicated below.

Name of Trustee/Officer	Number of Shares Owned	Percent of Class
Interested Trustee
Hilary M. Alger	0	N/A
Independent Trustees
Charles F. Baird, Jr.	0	N/A
Roger P. Cheever	0	N/A
Stephen E. O'Neil	0	N/A
David Rosenberg	0	N/A
Nathan E. Saint-Amand	0	N/A
Officers
Hal Liebes	0	N/A
Patrick J. Murphy	0	N/A
Lisa A. Moss	0	N/A
Joshua M. Lindauer	0	N/A
Michael D. Martins	0	N/A
Anthony S. Caputo	9,431.882 shares beneficially owned in 401(k) plan	*
Sergio M. Pavone	0	N/A

*  Represents less than 1% of the outstanding shares.

As of April 30, 2015, the Trustees and Trust officers, as a group, beneficially owned less than 1% of the Fund's outstanding shares.

As of April 30, 2015, the following shareholders were known by the Trust to beneficially own 5% or more of a class of the Fund's outstanding voting securities:

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percent of Class
Class A	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	317,797.007	33.73%

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percent of Class
	LPL Financial 9785 Towne Centre Drive San Diego, CA 92121-1968	250,450.933	26.58%
	State Street Corp Trustee Cust. FBO ADP Access 1 Lincoln Street Boston, MA 02111-2901	88,764.122	9.42%
Class C	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	102,866.358	20.82%
	Wells Fargo Advisors Special Custody Account for the Exclusive Benefit of Customers 2801 Market Street Saint Louis, MO 63103-2523	82,086.546	16.62%
	RBC Capital Markets LLC James P. Meyer Trustee James P. Meyer Trust 10/19/2001 1530 Dearborn Apt. 14N Chicago, IL 60610-7402	46,778.580	9.47%
	RBC Capital Markets LLC James P. Meyer IRA 1530 Dearborn Apt. 14N Chicago, IL 60610-7402	32,648.316	6.61%
Class I	Wells Fargo Advisors Special Custody Account for the Exclusive Benefit of Customers 2801 Market Street Saint Louis, MO 63103-2523	75,660.970	25.37%
	LPL Financial 9785 Towne Centre Drive San Diego, CA 92121-1968	66,130.124	22.17%
	MLPF&S for the Sole Benefit of its Customers Attn: Fund Administration 97RM2 4800 Deer Lake Dr. E., 2nd Floor Jacksonville, FL 32246-6484	65,856.005	22.08%
	TD Ameritrade Inc. for the Exclusive Benefit of our Clients P.O. Box 2226 Omaha, NE 68103-2226	41,727.643	13.99%

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percent of Class
	Charles Schwab & Co., Inc. ATTN: Mutual Fund Ops 211 Main St. San Francisco, CA 94105-1905	15,882.104	5.33%
Class Z	National Financial SVCS LLC ATTN: Mutual Funds Dept 5th Floor 200 Liberty Street One World Financial Center New York NY, 10281	287,807.269	70.89%
	MLPF&S for the Sole Benefit of its Customers Attn: Fund Administration 97RM2 4800 Deer Lake Dr. E., 2nd Floor Jacksonville, FL 32246-6484	73,675.955	18.15%
	UBS WM USA Omni Account M/F ATTN: Dept. Manager 1000 Harbor Boulevard 5th Floor Weehawken, NJ 07086-6761	42,300.499	10.42%

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders of Alger Growth Opportunities Fund to be held on July 29, 2015:

The Notice of Special Meeting of Shareholders, the Proxy Statement and a copy of the Fund's most recent annual and semi-annual reports to shareholders are available at www.okapivote.com/AlgerFunds.

ALGER GROWTH OPPORTUNITIES FUND
A series of The Alger Funds

The undersigned shareholder(s) of Alger Growth Opportunities Fund (the "Fund"), a series of The Alger Funds, hereby appoint(s) Hal Liebes, Michael D. Martins, Lisa A. Moss and Patrick J. Murphy, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of beneficial interest of the Fund standing in the name of the undersigned at the close of business on May 29, 2015, at a Special Meeting of Shareholders to be held at the offices of Fred Alger Management, Inc., 360 Park Avenue South, New York, New York 10010, on Wednesday, July 29, 2015, at 1:00 p.m. (Eastern time), and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on Proposal 1, as more fully described in the Proxy Statement for the meeting.

THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE PROPOSAL SHOWN ON THE REVERSE SIDE UNLESS OTHERWISE INDICATED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.okapivote.com/AlgerFundsProxy.

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call 877-279-2311.

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the postage-paid envelope provided.

If you are NOT voting by Telephone or Internet, Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Alger Growth Opportunities Fund

A Series of The Alger Funds

1.  Proposal to approve changing the Fund's fundamental investment policy regarding concentration of investments:

  For ☐  Against ☐  Abstain ☐

2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged.

Signature (PLEASE SIGN WITHIN BOX)  Date  Signature (Joint Owners)  Date

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